                                                                     EXHIBIT 4.5

THIS SUBORDINATED NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") NOR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNTIL (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE COMPANY OR OTHER COUNSEL TO THE HOLDER OF SUCH NOTE WHICH OTHER COUNSEL IS REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH NOTE MAY BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED OR TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

                            MEZZANINE FINANCIAL CORP.
                         9-1/2% SENIOR CONVERTIBLE NOTE
                              DUE DECEMBER 31, 2001
                                    SERIES A



$00,000 No. N-XX-A-R

Date:

MEZZANINE FINANCIAL CORP., a Delaware corporation (the "Company"), for value received, hereby promises to pay to ___________________________________, residing at _________________________________________, or registered assigns
(the "Payee" or "Holder") upon due presentation and surrender of this Note, on December 31, 2001 (the "Maturity Date"), the principal amount of _____ thousand dollars ($00,000) and accrued interest thereon as hereinafter provided.

         This note was issued pursuant to a Confidential Exchange Offer Memorandum dated October 24, 1997 (the "Memorandum"). The series of Notes issued in connection with the Memorandum are referred to hereafter as the "Notes".

         1.     PAYMENT OF PRINCIPAL AND INTEREST; METHOD OF
                PAYMENT.


         Payment of the principal and accrued interest on this Note shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. Interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid portion of said principal amount from time to time outstanding



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
shall be paid by the Company at the rate of nine and one-half percent (9-1/2%) per annum (the "Stated Interest Rate"), in like coin and currency, said interest payable to the Payee quarterly on each June 30, and December 31 (commencing December 31, 1997) (an "Interest Payment Date") and on the Maturity Date. The first interest payment shall include interest accruing and deemed to accrue on this note from June 30, 1997. Any installment of interest on this Note not paid within ten (10) days of the applicable Interest Payment Date shall bear interest at the rate of 2% in excess of the otherwise then applicable rate borne of this Note to the extent that payment of such interest on overdue interest is enforceable under applicable law. Both principal hereof and interest thereon are payable in lawful money of the United States of America at the Holder's address above or such other address as the Holder shall designate from time to time by written notice to the Company. The Company will pay or cause to be paid all sums becoming due hereon for principal and interest by check sent to the Holder's above address or to such other address as Holder may designate for such purpose from time to time by written notice to the Company, without any requirement for the presentation of this Note or making any notation thereon except that the Holder hereof agrees that payment of the final amount due shall be made only upon surrender of this Note to the Company for cancellation. Prior to any sale or other disposition of this instrument, the Holder hereof agrees to endorse hereon the amount of principal paid hereon and the last date to which interest has been paid hereon and to notify the Company of the name and address of the transferee.

         2.     CONVERSION.

                2.1 EXERCISE OF CONVERSION PRIVILEGE. At any time and from time to time commencing the date the Note is issued (the "Initial Conversion Date") until the Maturity Date, this Note is convertible at the Holder's option, in whole or in part, into shares of common stock $.01 par value, per share of Helm Resources, Inc., a Delaware corporation ("Helm") (the "Conversion Shares") upon surrender of this Note, by mail, postage prepaid, at the office of the Company, accompanied by a written notice of conversion in form satisfactory to the Company duly executed by the registered holder or its duly authorized attorney. This Note shall be convertible into the Conversion Shares at a conversion price of $1.25 per Conversion Share as may from time to time be adjusted pursuant to the provisions of Section 2.3 hereof (the "Conversion Price"); provided, however, no fractional shares or scrip representing any fractional shares shall be issued. The Company shall round-up the portion of the Note surrendered such that an integral number of Conversion Shares shall be issued upon each conversion of the Notes. Interest shall accrue to and including the business day prior to the date of conversion and shall be paid on the last business day of the month in which the conversion rights hereunder are exercised. No adjustments in respect of dividends will be made upon any conversion. The Conversion Price is subject to adjustments as provided in Section 2.3 hereof.

                2.2 CONVERSION PROCEDURE. Subject to the terms of this Note at any time after the Initial Conversion Date, upon surrender of this Note, the Company shall cause the issuance and delivery with all reasonable dispatch, upon the written order of the Holder of such Note and in such name or names as such Holder may designate, a certificate or certificates for the number of full Conversion Shares. Such certificates shall be deemed to have been issued and any person


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so designated to be named therein shall be deemed to have become the Holder of record of such Conversion Shares immediately prior to the close of business on the date of such surrender of this Note; provided, however, that if at the date of surrender the transfer books of any of the Conversion Shares shall be closed, the certificates for the Conversion Shares shall be issuable as of the date on which such books shall be opened and until such date the Company shall be under no duty to deliver any certificates for such Conversion Shares; provided, further, however, that such transfer books, unless otherwise required by law or by applicable rule of any national securities exchange, shall not be closed at any one time for a period longer than twenty (20) days. Notwithstanding anything herein to the contrary, the Conversion Shares are to be provided by Helm and the owner of 100% of the capital stock of the Company. Helm agrees to maintain a reserve of the Conversion Shares in an amount necessary to satisfy a conversion of all of the Notes. For purposes of the balance of this Section 2, Helm is referred to as the Issuer.

                2.3 SHARE AND CONVERSION PRICE ADJUSTMENT. In the event that the Issue shall, at any time prior to the exercise of conversion rights hereunder:
(i) declare or pay to the holders of its common stock a dividend payable in any kind of shares of stock of the Issuer; or (ii) change or divide or otherwise reclassify its common stock into the same or a different number of shares with or without par value, or in shares of any class or classes; or (iii) transfer its property as an entirety or substantially as an entirety to any other company; or (iv) make any distribution of its assets to holders of its common stock as a liquidation or partial liquidation dividend or by way of return of capital; then, upon the subsequent exercise of conversion rights, the holder thereof shall receive, in addition to or in substitution for the shares of common stock to which it would otherwise be entitled upon such conversion, such additional shares of stock or scrip of the Issuer, or such reclassified shares of stock of the Issuer, or such shares of the securities or property of the Issuer resulting from such transfer, or such assets of the Issuer, which it would have been entitled to receive had it exercised such conversion rights prior to the happening of any of the foregoing events. Additionally, in the event of any of the foregoing events or transactions, the Conversion Price shall be appropriately adjusted, if necessary.

                2.4 NOTICE TO HOLDER. If, at any time while this Note is outstanding, the Issuer shall pay any dividend payable in cash or in common stock, shall offer to the holders of its common stock for subscription or purchase by them any shares of stock of any class or any other rights, or shall enter into an agreement to merge or consolidate with another corporation, the Company and the Issuer shall cause notice thereof to be mailed to the registered holder of this Note at its address appearing on the registration books of the Issuer, at least thirty (30) days prior to the record date as of which holders of common stock shall participate in such dividend, distribution or subscription or other rights or at least thirty (30) days prior to the effective date of the merger or consolidation. Failure to give notice as required by this Section, or any defect therein, shall not affect the legality or validity of any dividend, distribution or subscription or other right.

                2.5 ASSURANCES. The Company shall be under no obligation to effect such conversion into Conversion Shares until either it has received such assurances as it may require that the Conversion Shares to be so issued are


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
being taken for investment and not for distribution or such issuance is exempt from registration under the Act or a registration statement under the Act with respect to such Conversion Shares has been declared effective.

         3.     REPRESENTATIONS WARRANTIES AND COVENANTS OF THE COMPANY.

                3.1 CORPORATE STANDING. The Company represents and warrants to the Holder that the Company:

                    (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

                    (b) has all requisite power and authority and all necessary licenses and permits to own and operate its properties and to carry on its business as now conducted and as presently proposed to be conducted; and

                    (c) is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction wherein the nature of the business transacted by it or the nature of the property owned or leased by it makes such licensing or qualification necessary.

                3.2 LITIGATION. There are no proceedings pending or, to the knowledge of the Company threatened, against or affecting the Company in any court or before any governmental authority or arbitration board or tribunal which involve the possibility of materially and adversely affecting the properties, business, prospects, profits or condition (financial or otherwise) of the Company. The Company is not in default with respect to any order of any court or governmental authority or arbitration board or tribunal.

                3.3 TITLE. The Company has good and marketable title in fee simple (or its equivalent under applicable law) to all the real property and has good title to all the other property it purports to own, including that reflected in the most recent balance sheet referred to above except as sold or otherwise disposed of in the ordinary course of business and except for liens disclosed in notes to the financial statements referred to above.

                3.4 NO DEFAULTS. No default or Event of Default as defined in
Section 4 hereof has occurred and is continuing. The Company is not in default in the payment of principal or interest on any indebtedness for borrowed money and is not in default under any instrument or instruments or agreements under and subject to which any indebtedness for borrowed money has been issued and no event has occurred and is continuing under the provision of any such instrument or agreement which with the lapse of time or the giving of notice, or both, would constitute an Event of Default hereunder.

                3.5 CONSENTS, APPROVALS. No approval, consent or withholding of objection on the part of any United States regulatory body, state, federal or local, is necessary in connection


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
with the execution and delivery by the Company of this Note or the compliance by the Company with any of the provisions of this Note.

                3.6 TAXES. All tax returns required to be filed by the Company in any jurisdiction have, in fact, been filed, and all taxes, assessments, fees and other governmental charges upon the Company or upon any of its properties, income or franchises, which are shown to be due and payable in such returns have been paid. No material controversy in respect of additional income taxes due is pending or, to the knowledge of the Company, threatened. The provisions for taxes on the books of the Company are adequate for all open years, and for its current fiscal period.

                3.7 COVENANTS. The Company covenants with the holders of the Notes to (i) maintain its corporate existence; (ii) comply in all material respects with applicable laws, orders, regulations and similar legal requirements; (c) maintain a register of holders of the Notes; (d) waive usury defenses to the extent allowed by law in any action brought against the Company on the Notes; and (e) maintain liquid and loan portfolio assets in an aggregate amount at least equal to aggregate principal amount of the Notes then outstanding.

                3.8 COVENANTS WITH RESPECT TO COMPENSATING LOAN ASSET AMOUNT. The Company will maintain an aggregate amount of cash, cash equivalent and loan portfolio assets in an amount equal to or greater than the aggregate principal amount of the Notes then outstanding (the "Compensating Loan Asset Amount"). The Company will not permit a lien or encumbrance on the Compensating Loan Asset Amount.

         4.     EVENTS OF DEFAULT.

         It shall be an Event of Default with respect to this Note upon the occurrence and continuation uncured of any of the following events:

                    (a) a default in the payment of the principal on this Note, when and as the same shall become due and payable, either by the terms hereof or upon redemption or otherwise; or

                    (b) payment is not made of one interest payment on this Note, and such default shall continue uncured for ten (10) days after the date fixed for the making of such interest payment;

                    (c) default in the performance, or breach, of any covenant of the Company in this Note (other than a covenant or a default which is elsewhere herein specifically dealt with as an Event of Default), and continuance of such default or breach uncured for a period of sixty (60) days;

                    (d) the occurrence of a default under other indebtedness of the Company which results in $50,000 or more of indebtedness becoming immediately due and payable prior to its maturity;


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                    (e) the entry of a final judgment, which either alone or
together with other outstanding final judgments against the Company, exceeds $25,000 in the aggregate, which judgments are not stayed or discharged within ninety (90) days of entry; and

                    (f) the making by the Company of an assignment for the benefit of creditors; the written admission by the Company of its inability to pay its debts; the appointment of a receiver or trustee for the Company or substantially all of its assets, which appointment is not stayed or discharged within ninety (90) days thereof; the institution by or against the Company of insolvency, bankruptcy, reorganization or similar proceedings which are not dismissed or stayed within one hundred twenty (120) days of such institution; and the issuance or levy or a writ of attachment or execution against the Company or its properties which is not released, stayed, bonded or vacated within one hundred twenty (120) days.

         5.     REMEDIES UPON DEFAULT.

                5.1 ACCELERATION. Upon the occurrence of an Event of Default, the holders of a majority of the principal amount of the Notes then outstanding may, by written notice to the Company, declare all of the Notes to be immediately due and payable; provided that after such declaration, if all arrears of principal and interest on the Notes are paid and the holders of at least a majority of the aggregate principal amount of the Notes then outstanding have modified the obligations in default or extended the time for compliance with such obligation or such default shall have been cured, then the holders of a majority of the aggregate principal amount of the Notes then outstanding may waive such Event of Default and its consequences.

                5.2 PROCEEDINGS AND ACTIONS. During the continuation of any one or more Events of Default, the holders of a majority of the principal amount of the Notes may institute such actions or proceedings in law or equity as they shall deem expedient for the protection of their rights and may prosecute and enforce their claims, against all assets of the Company except as hereinafter set forth and shall be entitled to receive therefrom payment on such claims up to an amount not exceeding the principal amount of the Notes plus accrued interest to the date of payment plus reasonable expenses of collection.

         6.     PREPAYMENT.

                The Company has the right to prepay any Note, prior to maturity, in whole or in part at any time without premium or penalty, at any time. In the event of a partial prepayment, Notes shall be prepaid pro rata. Notice of prepayment will be mailed at least 30 days but not more than 60 days before the prepayment date to each record holder of Notes to be prepaid, at its registered address. On and after the prepayment date, interest shall cease to accrue on the Notes or such portion thereof called for prepayment unless the Company defaults in such prepayment. No holder of any Note has a right to demand prepayment.


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         7.     TRANSFER TO COMPLY WITH THE SECURITIES ACT OF 1933.

                7.1 The Holder of this Note and each permitted transferee hereof by his acceptance thereof agrees that no public distribution of Notes will be made in violation of the Act. Furthermore, it shall be a condition to the transfer of this Note that any transferee thereof deliver to the Company his written agreement to accept and be bound by all of the terms and conditions contained in this Note.

                7.2 This Note may not be sold or otherwise disposed of except as follows:

                    (1) To a person who, in the opinion of counsel for the Holder reasonably acceptable to the Company, is a person to whom this Note may legally be transferred without registration and without the delivery of a current prospectus under the Act with respect thereto and then only against receipt of an agreement of such person to comply with the provisions of this Section (1) with respect to any resale or other disposition of such securities which agreement shall be satisfactory in form and substance to the Company and its counsel; provided that the foregoing shall not apply to any such Note, or other security as to which such Holder shall have received an opinion letter from counsel to the Company as to the exemption thereof from the registration under the Act pursuant to Rule 144(k) under the Act; or

                    (2) To any person upon delivery of a prospectus then meeting the requirements of the Act relating to such securities and the offering thereof for such sale or disposition.

         8.     MISCELLANEOUS.

                8.1 NO RECOURSE. Other than with respect to Helm and its obligations under Section 2 hereof, no recourse whatsoever, either directly or through the Company or any trustee, receiver or assignee, shall be had in any event or in any manner against any past, present or future stockholder, director or officer of the Company for the payment of the redemption price, principal of or interest on this Note or any of them or for any claim based thereon or otherwise in respect of this Note, this Note being a corporate obligation only.

                8.2 NOTICES. All communications provided hereunder shall be in writing and, if to the Company, delivered or mailed by registered or certified mail addressed to Mezzanine Financial Corp., c/o Helm Capital Group, Inc., 537 Steamboat Road, Greenwich, Connecticut 06830 Attention: General Counsel, if to the Holder at the address shown for the Holder in the registration books maintained by the Company.

                8.3 LOST, STOLEN OR MUTILATED NOTES. In case this Note shall be mutilated, lost, stolen or destroyed, the Company may, in its discretion, issue and deliver in exchange and substitution for and upon cancellation of the mutilated Note, or in lieu of and substitution for the Note, lost, stolen or destroyed, a new Note of like tenor and representing an equivalent right or


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
interest, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction and an indemnity, if requested, also satisfactory to it.

                8.4 GOVERNING LAW. This Note shall be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to conflict of laws principles.

                8.5 AMENDMENTS. The Notes may be amended with written consent of the holders of a majority of the aggregate principal amount of the Notes then outstanding, however, except as provided in Section 5 hereof, no such amendment shall be made which shall (i) change the maturity date, or the rate or time for the payment of interest or the principal amount of any Note without the consent of the holder of such Note; or (ii) reduce the percentage of principal amount of the Notes the holders of which are required to consent to any amendment or waiver, or increase the percentage of the principal amount of the Notes the holders of which are required to accelerate payment of the Notes upon the occurrence of an Event of Default, without, in each instance, the consent of the holders of all the Notes then outstanding.

                8.6 SUCCESSORS AND ASSIGNS. This Note and all of the covenants, stipulations, promises and agreements of the Company herein shall be binding upon the successors and assigns of the Company, if any, whether or not so expressed in any provision hereof.

                8.7 CONSOLIDATION OR MERGER. In the case of any consolidation or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the continuing corporation) or in case of any sale, lease or conveyance to another corporation (other than a wholly owned subsidiary of the Company) of the property of the Company as an entirety or substantially as an entirety in connection with the dissolution or winding up of the Company's business, such successor, leasing or purchasing corporation, as the case may be, shall execute with the Holder an agreement providing the Holder with rights which shall be as nearly equivalent as practicable to the rights of the Holder therein.

                8.8 REGISTRATION RIGHTS. Holders of this Note and the Conversion Shares are entitled to the registration rights set forth in the Subscription and Registration Rights Agreement in the form attached to the Memorandum, which registration rights are hereby incorporated by reference as if set forth at length herein.


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
         IN WITNESS WHEREOF, Mezzanine Financial Corp. has caused this Note to be signed in its corporate name by its President and to be dated the day and year first above written.



                                       MEZZANINE FINANCIAL CORP.



                                       By:
                                             Name:
                                             Title:


Attest:



Name:
Title:


[SEAL]
Dated:                        , 1997

Helm Capital Group, Inc., with respect to its obligations set forth in Section 2 hereof and the terms of the following guaranty: In consideration of the Exchange Offer, Helm hereby absolutely, irrevocably and unconditionally guarantees to the holder of the Note, the prompt and complete payment when due and payable (whether at the stated maturity or by acceleration or otherwise) of all obligations of Mezzanine Corp. to the holder of this Note and the performance by Mezzanine Corp. of the covenants under this Note and all expenses incurred in collecting the same.



                                       HELM CAPITAL GROUP, INC.



                                       By:
                                             Name:
                                             Title:


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